Exhibit 3.1

                              CERTIFICATE OF MERGER

                                       OF

                         INTERNATIONAL HOME FOODS, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                            CAG ACQUISITION SUB, INC.
                            (A DELAWARE CORPORATION)

                (UNDER SECTION 251 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

It is hereby certified that:

     1.  The  constituent  corporations   participating  in  the  merger  herein
certified are:

         (i) INTERNATIONAL HOME FOODS, INC., which is incorporated under the laws of the State of Delaware; and

         (ii) CAG ACQUISITION SUB, INC., which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 (and, with respect to CAG Acquisition Sub, Inc., Section 228 by the written consent of its sole stockholder) of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is CAG Acquisition Sub, Inc., which will continue its existence as said surviving corporation under the name International Home Foods, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of CAG Acquisition Sub, Inc. is to be amended and changed by reason of the merger herein certified by striking out
Article I thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following Article I:

                                   "ARTICLE I

                                      NAME

            "The name of the corporation is International Home Foods, Inc. (referred to hereinafter as the "Corporation")";

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                                One ConAgra Drive
                              Omaha, Nebraska 68102

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of either of the aforesaid constituent corporations.

     7. This Certificate of Merger shall be effective as of 7:00 a.m. Eastern time on August 24, 2000.


Dated:   August 23, 2000



                            CAG ACQUISITION SUB, INC.

                            By: /s/  Dwight J. Goslee
                                Dwight J. Goslee
                                Its: Vice President